Exhibit 2.1

Execution

Version

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

PURCHASE AGREEMENT

BY AND BETWEEN

GAIAM AMERICAS, INC.

(“BUYER”),

AND

UNIVERSAL MUSIC GROUP DISTRIBUTION, CORP.

(“SELLER”)

Dated as of March 6, 2012

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

-i-

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(continued)

-ii-

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(continued)

-iii-

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(continued)

-iv-

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT AND SCHEDULE INDEX

Exhibits:

Exhibit A*	Contribution Agreement

Exhibit B*	Form of Buyer Note

Exhibit C*	Form of Secondment Agreement

Exhibit D*	Form of Transition Services Agreement

Schedules:

Schedule 1.1(A)*	Knowledge of Seller and Buyer

Schedule 2.3*	Seller’s Account Information

Schedule 2.4*	Bank Accounts

Schedule 2.5(a)*	Specified Assets

Schedule 2.7(g)*	Resigning Individuals

Schedule III*	Disclosures Related to Representations and Warranties Regarding Seller and the Company

Schedule IV*	Disclosures Related to Representations and Warranties Regarding Buyer

Schedule 5.4*	Conduct of Business

*	Not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The registrant will supplementally provide a copy of this schedule or exhibit to the Commission upon request.

-i-

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (including the Exhibits and Schedules hereto, this “Agreement”) is entered into as of March 6, 2012 (the “Effective Date”), by and between Gaiam Americas, Inc., a Colorado corporation (“Buyer”), and Universal Music Group Distribution, Corp., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, Vivendi Entertainment (the “Division”) was formed as a division of Seller and was principally engaged in the business of acquiring rights to and distributing entertainment content through home video, digital, television, and theatrical distribution channels (the “Business”);

WHEREAS, prior to the date hereof, Seller contributed the Business of the Division to VE Newco, LLC, a Delaware limited liability company (the “Company”), pursuant to the Contribution Agreement, a copy of which is attached hereto as Exhibit A (the “Contribution Agreement”);

WHEREAS, Seller owns all of the issued and outstanding membership interests in the Company (the “Interests”); and

WHEREAS, upon the terms and subject to the conditions set forth herein, Seller desires to sell, and Buyer desires to purchase, all of the Interests.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Accounting Firm” has the meaning set forth in Section 2.5(b)(iii).

“Affiliate” (and, with a correlative meaning “Affiliated”) means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct, or cause the direction of, management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

“Agreement” has the meaning set forth in the Preamble hereto.

“Aggregate Purchase Price” has the meaning set forth in Section 2.2.

“Balance Sheet Date” has the meaning set forth in Section 3.8.

“Bankruptcy Law” means any Law providing for the relief of debtors or in any manner dealing with the bankruptcy, insolvency, liquidation or dissolution of a Person or the appointment of a receiver, administrative receiver or administrator of any of a Person’s assets.

“Benefit Plan” means any employee benefit plan, commitment, contract, program, trust, policy, practice, agreement or other compensation or benefits arrangement maintained, contributed to or required to be maintained or contributed to by the Company or the Seller (with respect to the Division) or with respect to which the Company or the Seller (with respect to the Division) has any obligation to make payments or contributions or otherwise has any material liability whether providing compensation and/or benefits of any type, nature or description to any Employee and/or former employee of the Division and that is subject to ERISA or is otherwise material to the Company or the Division, including (a) any “employee benefit plan” as defined in ERISA Section 3(3), any deferred compensation or retirement plan or arrangement which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (including any multiemployer plan as defined in Section 3(37) of ERISA) and medical, surgical, hospitalization, life insurance and other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and (b) any equity purchase, equity option, performance equity, equity appreciation or other equity-based compensation, retention, severance or termination pay, change of control, fringe benefit, employment, consulting, vacation pay, paid time off, company awards, salary continuation, sick leave, retiree health and/or medical, excess benefit, bonus, incentive compensation, deferred compensation (whether or not subject to Section 409A of the Code), life insurance, loan or loan guarantee, performance pay or plant closing plan, commitment, contract, program, trust, policy, practice, agreement or other arrangement.

“Business” has the meaning set forth in the Recitals hereto.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in Los Angeles, California generally are authorized or required by Law to close.

“Buyer” has the meaning set forth in the Preamble hereto.

“Buyer Balance Sheet” has the meaning set forth in Section 4.7.

“Buyer Disclosure Schedules” means the disclosure schedules to this Agreement delivered by Buyer to Seller.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.2(a).

“Buyer Note” has the meaning set forth in Section 2.2. The Buyer Note shall be in the form of Exhibit B attached hereto.

“Buyer Note Amount” has the meaning specified in Section 2.2.

[*CONFIDENTIAL*] has the meaning set forth in Section 5.1(b).

“Closing” has the meaning set forth in Section 2.6.

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Date Balance Sheet” has the meaning set forth in Section 2.5(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Recitals hereto.

“Confidentiality Agreement” means the confidentiality agreement, dated as of August 8, 2011, by and between Buyer and the Division.

“Consents” has the meaning specified in Section 5.11(a).

“Contribution Agreement” has the meaning set forth in the Recitals hereto.

“Damages” has the meaning set forth in Section 9.2(d).

“Debt” means indebtedness for borrowed money, financing or capitalized lease obligations, sale and leaseback transactions, or synthetic lease obligations and any other liability generally regarded as indebtedness for borrowed money in accordance with IFRS, or any guarantees thereof, together with any and all interest accrued thereon and any and all prepayment or similar penalties or termination charges with respect thereto.

“Deductible Amount” has the meaning set forth in Section 9.2(d).

“Division” has the meaning set forth in the Recitals hereto.

“Effective Date” has the meaning set forth in the Preamble hereto.

“Employees” has the meaning set forth in Section 3.15(a).

“Environmental Law” means any Law in effect from time to time relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), natural resources or the protection thereof, and the regulations promulgated thereunder.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

“Equity Purchase” has the meaning set forth in Section 2.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that, together with any specified Person, would be treated as a single employer under Section 414 of the Code.

“Escrow Account” has the meaning specified in Section 5.11(f).

“Escrow Bank” has the meaning specified in Section 5.11(f).

“Excluded Assets” has the meaning set forth in the Contribution Agreement.

“Excluded Liabilities” has the meaning set forth in the Contribution Agreement.

“Final Balance Sheet” has the meaning set forth in Section 2.5(b)(ii).

“Final Net Assets” has the meaning set forth in Section 2.5(b)(iv).

“Financial Statements” has the meaning set forth in Section 3.7.

“Fixed Payment” has the meaning set forth in Section 2.2.

“GAAP” means generally accepted accounting principles in the United States in effect as of the relevant date of application, consistently applied.

“Governmental Authorities” means any court or other governmental, administrative or regulatory authority, agency or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any applicable Law.

“Governmental Prohibition” has the meaning set forth in Section 6.3.

“Hazardous Substance” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant or infectious waste, or words of similar import, in any of the Environmental Laws, or chemicals or compounds that are otherwise subject to regulation, control or remediation under the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls, urea formaldehyde, radon gas and radioactive matter.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

“Holdback” has the meaning specified in Section 5.11(b).

“Holdback Release Date” has the meaning specified in Section 5.11(d).

“Holdback Release Payment” has the meaning specified in Section 5.11(d).

“IFRS” means International Financial Reporting Standards in effect as of the relevant date of application or, in the case of the Financial Statements, in effect as of the date thereof for the periods covered thereby, in each case, consistently applied.

“Indemnified Party” has the meaning set forth in Section 9.2(c).

“Indemnifying Party” has the meaning set forth in Section 9.2(c).

“Intellectual Property” means any patents, copyrights (published or unpublished), trademarks or service marks (registered or unregistered), applications for any of the foregoing, or trade names, trade dress, corporate names, Internet domain names, logos, trade secrets, inventions, discoveries, software, customer lists, technical information, processes, plans, drawings, blueprints, techniques or know-how, in each case that are used by the Company in connection with its Business.

“Interests” has the meaning set forth in the Recitals hereto.

“Knowledge” means the extent, if any, of actual awareness of a particular fact or matter, after reasonable due diligence or inquiry in light of the circumstances, of (a) with respect to Seller, the individuals set forth on Schedule 1.1(A) under the Seller heading, and (b) with respect to Buyer, the individuals set forth on Schedule 1.1(A) under the Buyer heading.

“Laws” means any and all federal, state, provincial, regional, local and municipal laws (including common law), statutes, codes, ordinances, rules and regulations enacted, promulgated or issued and put into effect by a Governmental Authority.

“License” means any registration, license, permit, authorization or other consent or approval of any Governmental Authority.

“Liens” means any liens, pledges, mortgages, deeds of trust, security interests, charges, options, rights of first refusal, easements, servitudes, conditional sales contracts, encumbrances or transfer restrictions under any shareholder or similar agreement.

“Major Contracts” has the meaning set forth in Section 3.9(a).

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

“Material Adverse Effect” means any circumstance, occurrence, fact, change, event or effect that, individually or in the aggregate with any such other circumstances, occurrences, facts, changes, events or effects, has been or would reasonably be expected to have a material adverse effect upon (a) the ability of Seller to consummate the transactions contemplated hereby or (b) the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company, in each case other than any circumstance, occurrence, fact, change, event or effect arising from or relating to (i) general business, economic, political, social, legal or regulatory conditions in the United States, (ii) the industries in which the Company operates in general and not specifically arising from or relating to the Company, (iii) financial, banking or securities markets (including any disruption thereof), (iv) changes in IFRS, (v) natural disasters or the outbreak of hostilities, terrorist attack (whether against a nation or otherwise) or war, (vi) the announcement or pendency of this Agreement or any of the transactions contemplated hereby or thereby, (vii) the performance or consummation of any of the transactions contemplated by this Agreement, or (viii) the expiration of any contract in accordance with its terms.

“Material Insurance Policies” has the meaning set forth in Section 3.17.

“Most Recent Financial Statements” has the meaning set forth in Section 3.7.

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(a).

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(a).

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(b)(ii).

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(a).

“Net Assets” means, as of any date, Total Assets minus Total Liabilities.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Ordinary Course of Business” means the conduct of the business of the Division in a manner substantially consistent with the regular conduct of the Business in accordance with past custom and practice (including with respect to frequency and magnitude).

“Organizational Documents” mean any of the following, as applicable: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the limited liability company or operating agreement and the certificate of formation of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

“Parent Representation Letter” means that certain letter, dated as of the date hereof, from Buyer and its parent company Gaiam, Inc., addressed to Seller, regarding certain financial matters with respect to Buyer.

“Parties” means each of Buyer and Seller.

“Permitted Exceptions” means (a) any Liens for Taxes that are not yet due and payable, that are not yet subject to penalties for delinquent nonpayment, or that are being contested in good faith by appropriate proceedings; (b) any authorization, consent, approval, certificate, license, order or filing the failure to obtain which would not constitute a breach of a representation or warranty set forth in Section 3.3 and 3.4; (c) any Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of law or in the Ordinary Course of Business in respect of obligations that are not yet due and payable, that are not yet subject to penalties for delinquent nonpayment, or that are being contested in good faith by appropriate proceedings; (d) any zoning, building code, land use, planning, zoning, entitlement, environmental or similar Laws or regulations imposed by any Governmental Authority which do not, individually or in the aggregate, materially impair the current use and enjoyment of any material property or assets of any Company; (e) workers’ or unemployment compensation Liens arising in the Ordinary Course of Business for obligations that are not yet due and payable and are not delinquent; (f) the interests of lessors in equipment leased to the Company in the Ordinary Course of Business; (g) any Liens that will be discharged or released either prior to, or substantially simultaneous with, the Closing; (h) any Liens created by Buyer or its Affiliates; and (i) any such other Liens, imperfections of title and other similar matters that do not, individually or in the aggregate, materially impair the current use and enjoyment of any material property or assets of the Company.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Authority, joint venture, estate, trust, association, organization or other entity of any kind or nature.

“Pre-Closing Tax Period” means any Tax Period that ends on or before the day immediately preceding the Closing Date and the portion of any Straddle Period through the end of the day immediately preceding the Closing Date.

“Preliminary Balance Sheet” has the meaning Set forth in Section 2.5(a).

“Preliminary Net Assets” has the meaning Set forth in Section 2.5(a).

“Purchase Price Allocation” has the meaning set forth in Section 2.2.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

“Purchase Price Allocation Accounting Firm” has the meaning set forth in Section 2.2.

“Qualified Termination” has the meaning specified in Section 5.11(c).

“Receivables” means all receivables (including accounts receivable and loans receivable) arising from the Business.

“Secondment Agreement” means that certain Secondment Agreement, dated as of the Closing Date and substantially in the form of Exhibit C attached hereto, by and between Seller, on the one hand, and Buyer and the Company, on the other hand.

“Securities Act” has the meaning set forth in Section 4.8(a).

“Seller” has the meaning set forth in the Preamble hereto.

“Seller Indemnified Parties” has the meaning set forth in Section 9.2(b).

“Seller Disclosure Schedules” means the disclosure schedules to this Agreement delivered by Seller to Buyer.

“Specified Assets” has the meaning set forth in Section 2.5(a).

“Straddle Period” has the meaning set forth in Section 5.8(a)(i).

“Target Date” has the meaning set forth in Section 2.6.

“Tax Authority” means any Governmental Authority or any subdivision, agency, commission or authority thereof having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Claim” has the meaning specified in Section 9.3(c).

“Taxes” means any taxes, duties, charges or other levies due or payable to, or levied or imposed by, any federal, state, provincial, municipal, local or foreign Tax Authority, including income, gross receipts, license, wages, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, transaction, registration, value-added, alternative or add-on minimum, estimated or other taxes, duties, charges or other levies of any kind whatsoever, including any interest, penalty or addition thereto.

“Tax Period” means any period prescribed by any Tax Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

“Tax Returns” means any returns, declarations, reports, claims for refund, or information returns or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Third Party Claims” has the meaning set forth in Section 9.2(c). For avoidance of doubt, Third Party Claims include any and all Tax Claims.

“Total Assets” means “Total Assets,” as reflected on the Final Balance Sheet.

“Total Liabilities” means “Total Liabilities,” as reflected on the Final Balance Sheet.

“Transaction Documents” means this Agreement and all other agreements, contracts, instruments, certificates, and documents executed and delivered by any Party pursuant to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 5.8(c).

“Transition Services Agreement” means that certain Transition Services Agreement, dated as of the Closing Date and substantially in the form of Exhibit D attached hereto, by and between Seller, on the one hand, and Buyer and the Company, on the other hand.

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(a).

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(a).

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(b)(i).

[*CONFIDENTIAL*] has the meaning specified in Section 5.11(a).

1.2 Interpretation. In this Agreement, unless the context clearly indicates otherwise: (a) the singular number includes the plural number and vice versa, (b) each reference herein to any gender includes the masculine, feminine and neuter where appropriate, (c) the words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (d) the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and derivative or similar words refer to this Agreement as an entirety and not solely to any particular provision of this Agreement, (e) each reference in this Agreement to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement, unless another agreement is specified, (f) all references to “$” or “Dollars” shall mean United States Dollars, (g) “or” is used in the

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

inclusive sense of “and/or”, (h) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto and (i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

ARTICLE II

THE TRANSACTIONS

2.1 Purchase and Sale of Equity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to all of Seller’s Interests in the Company, free and clear of any Liens (other than Permitted Exceptions of the type described in clause (h) of the definition of Permitted Exceptions) (the “Equity Purchase”). The Interests sold by Seller at Closing shall constitute, in the aggregate, one hundred percent (100%) of the issued and outstanding membership interests of the Company.

2.2 Purchase Price; Purchase Price Allocation. The aggregate consideration to be paid by Buyer to Seller for the Interests shall be:

(a) A cash payment, due and payable on the Closing Date, in an amount equal to Thirteen Million Four Hundred Thousand Dollars ($13,400,000) (the “Fixed Payment”) (subject to adjustment pursuant to Section 2.3); and

(b) A promissory note (the “Buyer Note”), in the form attached hereto as Exhibit B, in the principal amount equal to the Preliminary Net Assets determined in accordance with Section 2.5(a) (subject to adjustment pursuant to Section 2.5(b), the “Buyer Note Amount”);

The sum of the Buyer Note Amount and the Fixed Payment are referred to herein as the “Aggregate Purchase Price”. On or prior to sixty (60) days following the Closing Date, Buyer and Seller shall jointly prepare an allocation of the Aggregate Purchase Price among the assets of the Company (the “Purchase Price Allocation”). Following the Closing, Buyer, Seller and their respective representatives shall cooperate in the preparation of the Purchase Price Allocation, including, without limitation, by allowing each Party and its representatives to have reasonable access to personnel of the other Party and the Company and such records and other information necessary or desirable to prepare the Purchase Price Allocation. If the Parties do not agree on a final form of the Purchase Price Allocation within the sixty (60) day period, then each Party shall (i) provide to the other Party such Party’s proposed form of Purchase Price Allocation, and (ii) specify in writing those aspects of the form of Purchase Price Allocation proposed by the other Party that such Party disputes. The Parties shall thereafter negotiate in good faith for a further period of fifteen (15) Business Days in order to resolve such disputes. If the Parties do not reach

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

an agreement in writing as to the Purchase Price Allocation within the foregoing timeframe, then the matters disputed by the Parties shall be submitted for arbitration by a nationally-recognized accounting firm that agrees to use its best efforts to complete such arbitration within forty-five (45) days and that is reasonably acceptable to (and independent of) Seller and Buyer (the “Purchase Price Allocation Accounting Firm”), which shall arbitrate the dispute and submit a written statement of its adjudication, which statement, when delivered to Seller and Buyer, shall become final and binding upon Seller and Buyer, and shall, together with those aspects of the proposed forms of Purchase Price Allocation submitted by the Parties as to which no objection was made, constitute the Purchase Price Allocation. If Seller and Buyer do not agree on the Purchase Price Allocation Accounting Firm after a reasonable period of time, the Purchase Price Allocation Accounting Firm shall be Deloitte & Touche LLP. The Purchase Price Allocation Accounting Firm shall be instructed that it may only consider those items set forth in the proposed forms of Purchase Price Allocation that are in dispute. The determination of the Purchase Price Allocation Accounting Firm shall (i) be within the range of dispute between Buyer and Seller, and (ii) constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by any court having jurisdiction thereof. The fees and expenses of the Purchase Price Allocation Accounting Firm shall be borne equally by Seller and Buyer.

2.3 Holdback. [*CONFIDENTIAL*] a portion of the Fixed Payment shall be held back and escrowed in accordance with the terms and provisions of Section 5.12.

2.4 Closing Payment; Payment of Buyer Note Amount. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Buyer shall pay the Fixed Payment (less the Holdback, if any) by wire transfer of immediately available funds to Seller’s bank account set forth on Schedule 2.4. Buyer shall deposit the Holdback, if any, in the Escrow Account on the Closing Date by wire transfer of immediately available funds in accordance with instructions furnished by the Escrow Bank. Payments of principal in respect of the Buyer Note shall be due and payable in accordance with the terms and provisions thereof.

2.5 Determination of Initial Buyer Note Amount; Net Assets Adjustments.

(a) Determination of Initial Buyer Note Amount. Not later than three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer an estimated balance sheet of the Company prepared in good faith as of the day immediately preceding the Closing Date (the “Preliminary Balance Sheet”) which shall set forth the estimated Net Assets as of such date (the “Preliminary Net Assets”). The line items on the Preliminary Balance Sheet shall be determined in accordance with IFRS and in a manner consistent with the Financial Statements (it being understood that the Excluded Assets shall not constitute assets of the Company, and the Excluded Liabilities shall not constitute liabilities of the Company); provided, however, that the Parties agree that the value assigned to the advances and negative participations set forth in Schedule 2.5(a) (the “Specified Assets”) shall be reduced by $1,800,000. The initial Buyer Note Amount for purposes of Section 2.2(b) shall be an amount equal to the Preliminary Net Assets.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(b) Net Asset Adjustments.

(i) On or prior to thirty (30) days following the Closing Date, Buyer and Seller shall jointly prepare a balance sheet of the Company which shall set forth the Net Assets of the Company as of the day immediately preceding the Closing Date (the “Closing Date Balance Sheet”). The line items on the Closing Date Balance Sheet shall be determined in accordance with IFRS and in a manner consistent with the Financial Statements (it being understood that the Excluded Assets shall not constitute assets of the Company, and the Excluded Liabilities shall not constitute liabilities of the Company); provided, however, that the Parties agree that the value assigned to the Specified Assets shall be reduced by $1,800,000. Following the Closing, Buyer, Seller and their respective representatives shall cooperate in the preparation of the Closing Date Balance Sheet, including, without limitation, by allowing each Party and its representatives to have reasonable access to personnel of the other Party and the Company and such records and other information necessary or desirable to prepare the Closing Date Balance Sheet.

(ii) The Closing Date Balance Sheet shall become binding upon Seller and Buyer for purposes of this Agreement, and shall be the “Final Balance Sheet”, on the date that the Parties agree in writing upon the final form thereof. If the Parties do not reach such written agreement within the thirty (30) day period specified in Section 2.5(b)(i), then each Party shall (i) provide to the other Party such Party’s proposed form of the Closing Balance Sheet, and (ii) specify in writing those aspects of the form of Closing Balance Sheet proposed by the other Party that such Party disputes (including any good faith dispute as to the proper application of accounting methods set forth therein), it being agreed and understood that the value assigned to the Specified Assets, as set forth on Schedule 2.5(a) and as reduced by $1,800,00 and by collections thereupon on and after February 19, 2012, may not be disputed. The Parties shall thereafter negotiate in good faith for a further period of fifteen (15) Business Days in order to resolve such disputes.

(iii) If the Parties do not reach an agreement in writing as to the Final Balance Sheet within the timeframes specified under Section 2.5(b)(ii), then the matters disputed by the Parties shall be submitted for arbitration by a nationally-recognized accounting firm that agrees to use its best efforts to complete such arbitration within forty-five (45) days and that is reasonably acceptable to (and independent of) Seller and Buyer (the “Accounting Firm”), which shall arbitrate the dispute and submit a written statement of its adjudication, which statement, when delivered to Seller and Buyer, shall become final and binding upon Seller and Buyer, and shall, together with those aspects of the proposed forms of the Closing Date Balance Sheet submitted by the Parties as to which no objection was made, be the “Final Balance Sheet”. If Seller and Buyer do not agree on the Accounting Firm after a reasonable period of time, the Accounting Firm shall be Deloitte & Touche LLP. The scope of the disputes to be resolved by the Accounting Firm shall be limited to those items set forth in the Parties’ proposed forms of

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

Closing Balance Sheet that are in dispute. The determination of the Accounting Firm shall (i) be within the range of dispute between Buyer and Seller, and (ii) constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by any court having jurisdiction thereof. The fees and expenses of the Accounting Firm shall be borne equally by Seller and Buyer.

(iv) The Final Balance Sheet shall set forth the Net Assets as of the day immediately preceding the Closing Date (the “Final Net Assets”). If the Final Net Assets are greater than or less than the Buyer Note Amount specified in Section 2.2(b), then the Buyer Note Amount shall be increased or decreased as follows:

(A) if the Final Net Assets are greater than the Buyer Note Amount specified in Section 2.2(b), then the Buyer Note Amount shall be increased in an amount equal to such excess; and

(B) if the Final Net Assets are less than the Buyer Note Amount specified in Section 2.2(b), then the Buyer Note Amount shall be decreased in an amount equal to such difference.

(c) The Parties shall reflect any adjustment to the Buyer Note Amount made pursuant to Section 2.5(b)(iv) as an adjustment to the Aggregate Purchase Price for tax reporting purposes.

2.6 Closing. The closing of the sale and purchase of the Interests and the other transactions contemplated by this Agreement (the “Closing”) shall take place, upon the terms and subject to the conditions set forth herein, at the offices of Munger, Tolles & Olson LLP, Los Angeles, California on March 26, 2012 (the “Target Date”), subject to the satisfaction as of such date of the conditions to the Closing set forth in ARTICLE VI and ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time, place and date as Buyer and Seller may mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.7 Seller’s Closing Deliveries. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer each of the following:

(a) a certificate duly executed by Seller certifying that the conditions with respect to Buyer’s obligations under this Agreement set forth in Sections 6.1 and 6.2 have been satisfied;

(b) a certificate duly executed by an authorized officer of Seller (acting in its capacity as sole member of the Company) certifying as to the Certificate of Formation and the operating agreement of the Company being in full force and effect as of the Closing;

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(c) a certificate duly executed by the Secretary of Seller certifying as to (i) the Organizational Documents of Seller being in full force and effect as of the Closing, with a certified copy of such Organizational Documents attached thereto, (ii) resolutions having been duly and properly adopted by the appropriate governing body of Seller authorizing the execution, delivery and performance of this Agreement by Seller and being in full force and effect as of the Closing, with a certified copy of such resolutions attached thereto, and (iii) the incumbency and signatures of the officers of Seller executing this Agreement and any other documents delivered by Seller at the Closing;

(d) a certificate issued by the Delaware Secretary of State for the Company, certifying as of a date within thirty (30) days of the Closing Date as to the good standing of the Company;

(e) the Transition Services Agreement duly executed by Seller;

(f) the Secondment Agreement duly executed by Seller;

(g) the resignations, effective immediately following the Closing, of the individuals identified on Schedule 2.7(g) (if any);

(h) an executed copy of the Contribution Agreement;

(i) a receipt duly executed by Seller and, if applicable, the Escrow Bank, certifying the receipt from Buyer of wire transfers in accordance with Section 2.4; and

(j) such other instruments, certificates, and documents as may be reasonably requested by Buyer to carry out the purposes of this Agreement.

2.8 Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver, or cause to be delivered, to Seller each of the following:

(a) the Buyer Note, duly executed by the Buyer and the Company, in the form of Exhibit B attached hereto;

(b) evidence of wire transfers having been made in accordance with Section 2.4;

(c) a certificate, reasonably satisfactory to Seller, duly executed by an executive officer of Buyer certifying that the conditions with respect to Seller’s obligations under this Agreement set forth in Sections 7.1 and 7.2 have been satisfied;

(d) a certificate duly executed by the Secretary of Buyer certifying as to (i) the Organizational Documents of Buyer being in full force and effect as of the Closing, with a certified copy of such Organizational Documents attached thereto, (ii) resolutions having been duly and properly adopted by the appropriate governing body of Buyer authorizing the

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

execution, delivery and performance of this Agreement by Buyer and being in full force and effect as of the Closing, with a certified copy of such resolutions attached thereto, and (iii) the incumbency and signatures of the officers of Buyer executing this Agreement and any other documents delivered by Buyer at the Closing;

(e) a certificate issued by the Secretary of State of the State of Colorado, certifying as of a date within thirty (30) days of the Closing Date as to the good standing of Buyer and as to the certificate of incorporation of Buyer;

(f) the Transition Services Agreement duly executed by Buyer and the Company;

(g) the Secondment Agreement duly executed by Buyer and the Company; and

(h) such other instruments, certificates, and documents as may be reasonably requested by Seller to carry out the purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING SELLER AND THE COMPANY

Each representation and warranty contained in this ARTICLE III is qualified by disclosures made in the Seller Disclosure Schedules, subject to Section 10.15. Except with respect to matters set forth in the Seller Disclosure Schedules, Schedule III of which corresponds to this ARTICLE III, Seller hereby represents and warrants to Buyer, as of the Effective Date and as of the Closing Date, on behalf of itself and on behalf of the Company, as follows:

3.1 Ownership of Equity. Seller is the owner of all right, title and interest (record and beneficial) in and to the Interests. The delivery to Buyer of such Interests, upon the terms and subject to the conditions set forth in this Agreement, will transfer to Buyer valid title to all such Interests, free and clear of any Liens (other than Permitted Exceptions of the type described in clause (h) of the definition of Permitted Exceptions). Other than such Interests, neither the Seller nor any other Person owns any right, title or interest (record or beneficial) to any other equity security of the Company or right of any kind to have any such equity security issued.

3.2 Authority and Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and the Contribution Agreement, to perform Seller’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Contribution Agreement by Seller, its performance hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Seller. Each

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

of this Agreement and the Contribution Agreement has been duly executed and delivered by Seller and, assuming due execution and delivery by the other party thereto, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, with respect to the remedy of specific performance and injunctive and other forms of equitable relief, by equitable defenses and the discretion of the court before which any proceeding may be brought.

3.3 Non-Contravention. Subject to the provisions of Section 3.4 regarding authorizations, consents and approvals, the execution and delivery of this Agreement and the Contribution Agreement by Seller does not, and its performance hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the contribution of the assets of the Business to the Company pursuant to the Contribution Agreement and the sale and delivery of the Interests by the Seller to the Buyer pursuant to this Agreement, will not:

(a) violate or constitute a breach of or default under (with or without notice or lapse of time, or both), or permit termination, modification or acceleration under, (i) any agreement to which Seller is bound (excluding, for the avoidance of doubt, those assigned to the Company pursuant to the Contribution Agreement), except where such violations, breaches, defaults, terminations, modifications and accelerations would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or otherwise reasonably be expected to result in a Material Adverse Effect, or (ii) any agreement to which the Company is bound (including, for the avoidance of doubt, those assigned to the Company pursuant to the Contribution Agreement), including the Major Contracts;

(b) violate any Law or Order of any Governmental Authority applicable to Seller or the Company, except where such violations would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or otherwise reasonably be expected to result in a Material Adverse Effect;

(c) result in the imposition or creation of any Lien (other than Permitted Exceptions of the types described in clauses (a), (g) and (h) of the definition of Permitted Exceptions) upon or with respect to any of the properties or assets of (i) the Seller, except where such Liens would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or otherwise reasonably be expected to result in a Material Adverse Effect, or (ii) the Company; or

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(d) violate, or cause a default under the Organizational Documents of the Seller or the Company.

3.4 Consents. Except as set forth on Section 3.4 of the Seller Disclosure Schedule, the execution and delivery by Seller of this Agreement and the Contribution Agreement, its performance hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, including the contribution of the assets of the Business to the Company pursuant to the Contribution Agreement and the sale and delivery of the Interests by the Seller to the Buyer pursuant to this Agreement, do not require:

(a) any authorization, consent or approval of any non-governmental Person under any contract, agreement or other obligation (i) to which Seller is party or by which its assets are bound, except where failure to obtain such authorizations, consents and approvals would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or otherwise reasonably be expected to result in a Material Adverse Effect, or (ii) to which the Company is party or by which its assets are bound; and

(b) any authorization, consent, approval, certification, license or order of, or any filing with, any Governmental Authority, except where failure to obtain such authorizations, consents, approvals, certifications, licenses and orders would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or otherwise reasonably be expected to result in a Material Adverse Effect.

3.5 Organization and Good Standing. The Company is an entity (a) duly incorporated, validly existing and in good standing under the laws of Delaware; (b) has the requisite power and authority to own, lease and operate its properties and to carry on the Business as now conducted; and (c) is duly qualified and in good standing to transact business in each U.S. jurisdiction in which the ownership or leasing of its properties or the conduct of its business makes such qualification necessary. Copies of the Organizational Documents of the Company, as amended to date, have been delivered or made available to Buyer by Seller and are complete and correct copies thereof. The Company is not in default under or in violation of any provisions of its Organizational Documents.

3.6 Capitalization. Seller is the sole record owner and holder of the Interests, free and clear of all Liens (other than Permitted Exceptions of the type described in clause (h) of the definition of Permitted Exceptions). The Interests represent, in the aggregate, one hundred percent (100%) of all of the equity interests in the Company. Except for this Agreement, there are no agreements relating to the issuance, sale or transfer of any of the Interests. The Interests have been duly and validly authorized and are duly and validly issued, fully paid and non-assessable, and none of

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

them has been issued in violation of preemptive or similar rights. There are no outstanding or authorized options, warrants, convertible or exchangeable securities, stock appreciation, phantom stock, profit participation or other rights that would obligate the Company to issue equity securities. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Interests. The Company does not have any subsidiaries nor does it own any equity interests in any Person.

3.7 Financial Statements. Set forth on Section 3.7 of the Seller Disclosure Schedules are the following financial statements (collectively, the “Financial Statements”): (i) the balance sheet for the Division as of December 31, 2010 and December 31, 2011 and the related statement of income for the fiscal years then ended, and (ii) the balance sheet for the Division as of January 31, 2012 and the related statement of income (the “Most Recent Financial Statements”). The Financial Statements have been prepared in accordance with IFRS (except as otherwise indicated therein), consistently applied throughout the periods referred to in such Financial Statements, and fairly present, in all material respects, the financial condition of the Company as at the respective dates referred to in such Financial Statements and the results of operations of the Division for the respective periods referred to in such Financial Statements. Seller has maintained systems of internal accounting controls with regard to the Division sufficient to provide reasonable assurances that (x) all transactions are executed in accordance with management’s general or specific authorization, and (y) all transactions are recorded as necessary to permit the preparation of annual and interim financial statements in conformity with IFRS and to maintain proper accounting for items. The Company does not have any liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes) that are required under IFRS to be reflected in a consolidated balance sheet of the Division, except for (a) liabilities set forth on the Financial Statements (including the notes thereto), (b) liabilities that have arisen after the date of the Most Recent Financial Statements in the Ordinary Course of Business, (c) liabilities disclosed in this Agreement (including the Schedules hereto), and (d) liabilities expressly contemplated or permitted by this Agreement.

3.8 Absence of Certain Changes or Events. Except as otherwise contemplated or permitted by or disclosed under this Agreement, since December 31, 2011 (the “Balance Sheet Date”), the Division (and, following the effective date of the Contribution Agreement, the Company) has carried on its business in the Ordinary Course of Business and has, in all material respects, kept intact its business organization and relationships with customers, suppliers and others having material business relationships with it, and neither the Division nor the Company has failed to take any action required under Section 5.4(a) or taken any action of the type prohibited by Section 5.4(b), and there has not occurred any change, event or circumstance that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

3.9 Major Contracts.

(a) Set forth on Section 3.9(a) of the Seller Disclosure Schedules is a complete and accurate list of each contract and agreement, whether written or oral, (collectively, the “Major Contracts”) to which the Company is a party as of the Effective Date and (i) the performance of which by its express terms, without taking into consideration options or similar renewals (whether automatic or elective), will involve annual expenditures in excess of $500,000 or annual receipts by the Company in excess of $1,000,000, (ii) which establishes or maintains any partnership, joint venture or strategic alliance, or (iii) under which the Company is restricted from carrying on the Business or any part thereof, or from competing in any line of business or with any Person.

(b) Seller has made available to Buyer copies of all Major Contracts to which the Company is a party which are complete and accurate in all material respects.

(c) Each Major Contract to which the Company is party is in full force and effect and enforceable in all material respects and the Company is not in breach thereof or default thereunder (which breach or default has not been excused or waived), and, to the Knowledge of Seller, no other party to any such Major Contract is in breach or default thereof.

(d) More than 90% of the revenue generated by the Division from distribution agreements with studios and production companies (excluding the Division’s “Codeblack” business) in the Fiscal Year ended December 31, 2011 was generated pursuant to the Major Contracts.

(e) The Company has no agreements, contracts or instruments relating to any Debt or the guarantee of any obligations for Debt.

3.10 Litigation. There is no suit, action or proceeding, at law or in equity, pending against or, to the Knowledge of Seller, threatened against or affecting the Company, the Division, or the assets and liabilities of the Division or the Company, nor is there any Order of any Governmental Authority or arbitrator outstanding against the Company, the Division, or the assets and liabilities of the Division or the Company, except for suits, actions or proceedings or Orders of any Governmental Authority or arbitrator that are the subject of any of Sections 3.12, 3.13, 3.14, or 3.16, which are controlled by such Sections without duplication in this Section.

3.11 Compliance with Laws. The Company is, and at all times since January 1, 2010, both the Company and the Division, as operated by the Seller, have been, in compliance in all respects with all applicable Laws, Orders and Licenses, except for Laws, Orders and Licenses that are the subject of any of Sections 3.12, 3.13, 3.14, 3.15, or 3.16, which are controlled by such Sections without duplication in this Section.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

3.12 Real Property. Except as contemplated by the Transition Services Agreement, effective as of the Closing, the Company will not own or lease any real property.

3.13 Intellectual Property.

(a) The Company owns or has the right to use all Intellectual Property that is necessary for the conduct of its Business as currently conducted.

(b) To the Knowledge of the Seller, (i) the use of any material Intellectual Property by the Company does not infringe on or otherwise violate the rights of any Person (including any right to privacy or publicity) and is in accordance with any applicable license pursuant to which the Company acquired the right to use such Intellectual Property, and (ii) the Company’s use of such material Intellectual Property and the Company’s conduct of the Business does not violate any applicable Laws regulating unfair competition or trade practices.

(c) Neither the Seller nor the Company has received during the two (2) years prior to the Effective Date any written notice of any pending third party claim with respect to any Intellectual Property used by the Company or the Division. There is no suit, action or proceeding, at law or in equity, pending against or, to the Knowledge of Seller, threatened against the Company or the Division, nor is there any Order of any Governmental Authority or arbitrator outstanding against the Company or the Division, which is related to the Intellectual Property owned or licensed by the Company or the Division.

(d) To the Knowledge of Seller, no Person is infringing on or otherwise violating, in any material respect, any right of the Company with respect to any material Intellectual Property owned by it.

3.14 Taxes.

(a) (i) All material Tax Returns that were required under applicable Laws to be filed on or before the Effective Date by or on behalf of the Company have been filed (or extensions have been duly obtained), are complete and correct in all material respects and copies of all such Tax Returns have been furnished or made available by Seller to Buyer, (ii) all Taxes due and payable by the Company have been paid (or adequate provision therefor has been made in the Financial Statements) and the Company has withheld and paid all Taxes required to have been withheld and paid by it (or adequate provision therefor has been made in the Financial Statements), (iii) there are no Liens for Taxes (other than Permitted Exceptions of the type described in clause (a) of the definition of Permitted Exceptions) upon any of the assets of the Company, and (iv) Section 3.14 of the Seller Disclosure Schedule sets forth a true and accurate list of all jurisdictions in which the Company, to the Knowledge of Seller, is required to file a Tax Return under applicable Laws;

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(b) no material deficiencies for Taxes of the Company have been claimed, proposed or assessed in writing by any Tax Authority. There is no pending (or, to the Knowledge of Seller, written threat of any) audit, suit, action or proceeding concerning any Tax liability against the Company by any Tax Authority which audit, suit, action or proceeding could result in the payment by the Company of material Taxes;

(c) the Company is not party to or bound by any binding Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement with any other Person; and

(d) the Company has, at all times from the date of its formation until the Effective Date, been properly treated as a disregarded entity for U.S. federal and all applicable state income Tax purposes.

(e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Authority with or in respect of any of the Company or its assets.

3.15 Labor Matters.

(a) Set forth on Section 3.15 of the Seller Disclosure Schedule is a list of all employees of Seller who primarily provide services to the Business (the “Employees”), including for each such Employee, information as to (i) position and (ii) whether such Employee is paid by salary or hourly wage. Seller has provided Buyer with a true and complete schedule of the base compensation for each Employee on an annualized basis as of the date hereof. All employees listed on Section 3.15 of the Seller Disclosure Schedule are employed by Seller. The Company does not employ any person and, except as contemplated by the Transition Services Agreement and the Secondment Agreement, effective as of the Closing, will not have any employment related liabilities. Except for the Transition Services Agreement and the Secondment Agreement, effective as of the Closing, the Company is not party to any employment, severance, contractor or similar form of agreement related to employees, employment or payment of monies to individuals as compensation for services. The Company is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization that would obligate the Company to compensate its employees at prevailing rates or union scale, nor are any of the Employees represented by any labor union or organization.

(b) Section 3.15 of the Seller Disclosure Schedules sets forth each Benefit Plan that, as of the Effective Date, provides for medical, hospital care, dental, sickness, accident, disability or life insurance, pension, retirement savings, deferred compensation, severance, incentive compensation or bonus benefits, and in which the Employees participate, it being agreed and understood that, as of the Closing Date, the Company will have no rights,

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

benefits, obligations, or liabilities with respect to such Benefit Plans. The Company and its ERISA Affiliates (other than, prior to the Closing, the Seller and its Affiliates) do not, and have not at any time, sponsored or maintained any Benefit Plan.

3.16 Environmental Matters.

(a) The Company has complied in all material respects with all Environmental Laws applicable to the Company.

(b) No Hazardous Substance has been released into the environment in violation of any applicable Environmental Law, or in quantities exceeding the reportable quantities as defined under Environmental Laws, at the Leased Facility as a result of the acts of the Company.

(c) The Company has not received during the two (2) years prior to the Effective Date any written notice of any actual, alleged or potential noncompliance with, liability under, or claimed violation of, any Environmental Law and there is no event or condition which would cause material noncompliance with, liability under, or violation of, any such Environmental Law by the Company.

3.17 Insurance. Section 3.17 of the Seller Disclosure Schedules sets forth, as of the Effective Date, all material insurance policies covering the Company, its assets or its directors, managers or officers (in their capacities as such) (collectively, the “Material Insurance Policies”), it being agreed and understood that following the Closing, the Company will not have any benefits, rights, obligations, or liabilities under any insurance policies of Seller.

3.18 Related Party Transactions. Other than as contemplated in the Transition Services Agreement and the Secondment Agreement or as otherwise expressly contemplated or permitted by this Agreement or as set forth on Section 3.18 of the Seller Disclosure Schedules:

(a) there is no material indebtedness between the Company, on the one hand, and Seller or any officer, director, manager or employee of the Company or Seller, or any immediate family member or Affiliate of any of the foregoing, on the other;

(b) neither Seller nor any officer, director, manager or employee of the Company or Seller or any immediate family member or Affiliate of any of the foregoing, owns, in whole or in part, material assets or material facilities of, or provides or causes to be provided material services to, the Company, other than in his or her capacity as an officer, director, manager or employee of the Company;

(c) the Company does not provide or cause to be provided any material services to Seller or any officer, director, manager or employee of the Company or Seller, or any immediate family member or Affiliate of any of the foregoing; and

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(d) the Company has not made any material payment to Seller or any officer, director, manager or employee of the Company or Seller, or any immediate family member or Affiliate of any of the foregoing, from the Balance Sheet Date to the Effective Date, other than compensation and expense reimbursements to directors, managers, officers or employees of the Company in the Ordinary Course of Business.

3.19 Brokers and Finders. No agent, broker, investment banker, intermediary, finder or similar firm acting on behalf of Seller or the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from the Company in connection with the execution and delivery of this Agreement, the Company’ performance hereunder, or the consummation of the transactions contemplated hereby.

3.20 Sufficiency of Assets. Immediately following the consummation of the transactions contemplated by this Agreement, except for (i) the services provided by Seller and its Affiliates described on Section 3.20 of the Seller Disclosure Schedule, (ii) those services contemplated by the Transition Services Agreement and the Secondment Agreement (including, without limitation, all services performed the Employees as of the date of this Agreement), and (iii) the Excluded Assets, the Company will own, license or otherwise have a valid right to use all of the material assets and rights (including the Major Contracts) and services used by it in, and necessary for, operating the Business of the Division as it was operated both immediately prior to the consummation of the transactions contemplated by this Agreement and as of the date of the Most Recent Financial Statements. As of the Closing, the assets of the Company are free and clear of all Liens (other than Permitted Exceptions).

3.21 Powers of Attorneys. There are no outstanding powers of attorney executed on behalf of the Company.

3.22 Officers and Directors; Bank Accounts. Section 3.22 of the Seller Disclosure Schedules sets forth a complete and accurate list of all officers and directors of the Company, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) of the Company.

3.23 Receivables, Advances and Participations. All Receivables, advances and participations reflected on the balance sheet included in the Most Recent Financial Statements have been determined in accordance with IFRS, have arisen in bona fide arm’s length transactions in the Ordinary Course of Business and are, to the Knowledge of Seller, valid obligations of the account debtors. To the Knowledge of Seller, such Receivables, advances and participations are not subject to set-offs and are collectible in full within 90 days after the day on which it first becomes due and payable. To the Knowledge of Seller, there is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any contract or agreement with any obligor of any Receivables, advances or participations related to the amount or validity of such Receivable, advance or participation, and no bankruptcy, insolvency or similar proceedings have been commenced by or against any such obligor.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

3.24 Certain Contracts. As of the Effective Date, the Company has not received any notice of, nor do any of the individuals listed on Schedule 1.1(A) under the “Seller” heading have actual knowledge of, any termination, cancellation or bona fide intent to terminate, cancel, or not renew the existing distribution relationship between the Division or the Company and any studio or production company party to a Major Contract [*CONFIDENTIAL*] For the avoidance of doubt, the Parties agree and acknowledge that any proposal of terms or conditions in connection with negotiations of an agreement or a “request for proposal” or other bid process for such an agreement shall not constitute a bona fide intent to terminate, cancel or not renew an agreement for purposes of this Section 3.24.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING BUYER

Each representation and warranty contained in this ARTICLE IV is qualified by disclosures made in the Buyer Disclosure Schedules, subject to Section 10.15. Except with respect to matters set forth in the Buyer Disclosure Schedules, Schedule IV of which corresponds to this ARTICLE IV, Buyer hereby represents and warrants to each Seller, as of the Effective Date, as follows:

4.1 Organization and Good Standing. Buyer is a corporation (a) duly incorporated, validly existing and in good standing under the Laws of the State of Colorado, (b) has the requisite corporate or similar power and corporate or similar authority to own, lease and operate its properties and to carry on its business as now conducted, and (c) is duly qualified and in good standing to transact business in each U.S. jurisdiction in which the ownership or leasing of its properties or the conduct of its business makes such qualification necessary, except where failure to be so qualified and in good standing would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Buyer of Buyer’s obligations hereunder or the consummation of the transactions contemplated hereby.

4.2 Authority and Enforceability. Buyer has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement the other Transaction Documents to which it is a party, its performance hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming due execution and delivery by all other Parties, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, with respect to the remedy of specific performance and injunctive and other forms of equitable relief, by equitable defenses and the discretion of the court before which any proceeding may be brought.

4.3 Non-Contravention. Subject to the provisions of Section 4.4 regarding authorizations, consents and approvals, the execution and delivery of this Agreement by Buyer do not, and Buyer’s performance hereunder and the consummation of the transactions contemplated hereby will not:

(a) violate any provision of the Organizational Documents of Buyer;

(b) violate or constitute a breach of or default under (with or without notice or lapse of time, or both), or permit termination, modification or acceleration under, any material agreement to which Buyer is bound, except where such violations, breaches, defaults, terminations, modifications and accelerations would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Buyer of Buyer’s obligations under this Agreement or the consummation of the transactions contemplated hereby; or

(c) violate any Law or Order of any Governmental Authority applicable to Buyer, except where such violations would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Buyer of Buyer’s obligations under this Agreement or the consummation of the transactions contemplated hereby.

4.4 Consents. The execution and delivery by Buyer of this Agreement, Buyer’s performance hereunder, and the consummation of the transaction contemplated hereby do not require:

(a) any authorization, consent or approval of any non-governmental Person under any contract, agreement or other obligation to which Buyer is party or by which Buyer’s assets are bound, except where failure to obtain such authorizations, consents and approvals would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Buyer of Buyer’s obligations under this Agreement or the consummation of the transactions contemplated hereby; or

(b) any authorization, consent, approval, certification, license or order of, or any filing with, any Governmental Authority, except where failure to obtain such

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

authorizations, consents, approvals, certifications, licenses and orders would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Buyer of Buyer’s obligations under this Agreement or the consummation of the transactions contemplated hereby.

4.5 Litigation. There is no suit, action or proceeding, at law or in equity, pending against or, to the Knowledge of Buyer, threatened against or affecting Buyer, nor is there any Order of any Governmental Authority or arbitrator outstanding against Buyer, in each case the adverse outcome or effect of which would, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Buyer of Buyer’s obligations under this Agreement or the consummation of the transactions contemplated hereby.

4.6 Brokers and Finders. Except for Greif & Co., no agent, broker, investment banker, intermediary, finder or similar firm acting on behalf of Buyer is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from Buyer in connection with the execution and delivery of this Agreement, Buyer’s performance hereunder, or the consummation of the transactions contemplated hereby.

4.7 Financial Commitment. Buyer has, through funds readily available, funds sufficient to enable Buyer to make the aggregate payments required under Sections 2.2 and 2.3, to consummate the other transactions contemplated by this Agreement and to permit Buyer to perform in a timely manner all of its obligations hereunder. Without limitation of the Parent Representation Letter, Buyer represents and warrants that the matters set forth therein are true and correct as of the date hereof and as of the Closing Date. Attached hereto as Section 4.7 to the Buyer Disclosure Schedule is the balance sheet of Buyer as of December 31, 2011 (the “Buyer Balance Sheet”). The Buyer Balance Sheet has been prepared in accordance with GAAP (except as otherwise indicated therein) and fairly presents, in all material respects, the financial condition of Buyer as of December 31, 2011; provided, however, that the Buyer Balance Sheet subject to normal year-end adjustments and does not contain footnotes or other presentation items that would appear in a company’s audited financial statements.

4.8 Investment Intention.

(a) Buyer is acquiring the Interests for investment for its own account and not with a view to, or for the offer and sale in connection with, any distribution thereof in violation of any applicable securities Law. Buyer has not, directly or indirectly, offered any Interests to anyone, or solicited any offer to buy any Interests from anyone, so as to bring the offer and sale of any Interests within the registration requirements of any applicable securities Law. Buyer acknowledges that the Interests have not been registered for offer or sale under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities Law (including state or foreign securities Law), and that the Interests may not be transferred, sold or offered for sale except pursuant to the registration provisions of the Securities Act or other applicable securities Law, or pursuant to any exemption therefrom.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(b) Buyer is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act. Buyer and its representatives have undertaken an independent investigation and verification of the business, operations and financial condition of the Company. Buyer confirms that Seller and the Company have made available to it and its representatives the opportunity to ask questions of the officers and management-level employees of the Company and to acquire such additional information about the business, operations and financial condition of the Company as requested, and all such information has been received.

ARTICLE V

COVENANTS

5.1 Cooperation.

(a) The Parties shall use their respective commercially reasonable efforts to consummate the Equity Purchase and the other transactions contemplated by this Agreement as soon as practicable following the Effective Date. Each Party shall cooperate with the other Party and use all commercially reasonable efforts to (i) procure all necessary and appropriate consents and approvals, complete and file all necessary and appropriate applications, notifications, filings and certifications, and satisfy all requirements prescribed by Law for the consummation of, and all conditions set forth in this Agreement to consummate, the transactions contemplated hereby or thereby, and (ii) effect the Equity Purchase and the other transactions contemplated by this Agreement at the earliest practicable date consistent with the terms and conditions set forth in this Agreement.

(b) [*CONFIDENTIAL*]

5.2 Access. Between the Effective Date and the Closing Date, the Company shall afford the employees, authorized agents and representatives of Buyer, at Buyer’s sole expense, reasonable access, at reasonable times during normal business hours and upon reasonable advance notice, to the personnel, premises, properties, Major Contracts, books and records, and other documents and financial, operating and other data of the Company, as Buyer may reasonably request for purposes of consummating the Equity Purchase and the other transactions contemplated by this Agreement; provided, that, the Company shall not be required to take any action beyond commercially reasonable efforts or that would unreasonably disrupt its normal operations. In no event shall the foregoing require Seller or the Company to permit (a) any inspection or to disclose any information that, in its reasonable judgment, might risk or result in (i) the waiver of any attorney-client or other privilege, (ii) the disclosure of any protected intellectual property of any third party, (iii) the violation of any of its obligations with respect to confidentiality, any other rights of third parties or any applicable Law, or (iv)

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

the disclosure of any documents or communications received from or communicated to Persons in connection with the sale process for the Division and the Company, or any analysis relating thereto (it being understood that all such documents and communications referred to in this clause (iv) shall be owned and retained solely by Seller both prior to and following the Closing), or (b) any contact with any customers, vendors, suppliers or any other Person with whom the Division or the Company has entered into any agreement. All requests for information made pursuant to this Section 5.2 shall be directed to Seller, or such other individual as may be designated in writing by Seller to receive such requests.

5.3 Updates to Seller Disclosure Schedules. Seller shall notify Buyer of any changes or additions to any of the Seller Disclosure Schedules by the delivery of updates thereof, if any, as of a reasonably current date prior to the Closing, but in no event later than three (3) Business Days prior to the Closing. Any such changes or additions to any of the Seller Disclosure Schedules shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in ARTICLE VI have been satisfied, but if the Closing occurs, such updates made pursuant to this Section 5.3 shall be deemed to be included in the Seller Disclosure Schedules and, accordingly, to modify the applicable provisions of this Agreement for purposes of determining whether an indemnification obligation exists under ARTICLE IX, and to constitute a waiver of the right to indemnification under ARTICLE IX for the matters disclosed therein.

5.4 Conduct of Business. Between the Effective Date and the Closing Date, except (a) as otherwise expressly permitted by this Agreement, (b) as set forth in the Seller Disclosure Schedules, (c) as required by Law or a Governmental Authority of competent jurisdiction or (d) to the extent that Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company agrees that:

(a) the Company shall:

(i) carry on its business in the Ordinary Course of Business in all material respects and shall use commercially reasonable efforts to preserve intact its business organization and relationships with customers, suppliers and others having material business relationships with it; provided, that, no action by the Company with respect to matters specifically addressed by any provision of Section 5.4(b) shall be deemed a breach of this Section 5.4(a) unless such action would constitute a breach of one or more of the provisions of Section 5.4(b);

(ii) maintain in all material respects all of the tangible personal property of the Business in its present condition, except for ordinary wear and tear and damage by unavoidable casualty and sales of inventory in the Ordinary Course of Business;

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(iii) preserve and maintain all of the Intellectual Property used in the Business substantially in accordance with current business practices;

(iv) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the Business;

(v) perform in all material respects all obligations under leases, agreements, contracts and instruments relating to or affecting the Business;

(vi) maintain the books of account and records of the Business in the usual, regular and ordinary manner consistent with past practice; and

(vii) comply in all material respects with all Laws applicable to the conduct of the Business; and

(b) the Company shall not:

(i) amend its Organizational Documents;

(ii) issue, sell, transfer or dispose of, or redeem, purchase or acquire, any membership interests, or grant any options, warrants or other rights to acquire any membership interests, or grant any stock appreciation, phantom stock, profit participation or similar rights;

(iii) effect any recapitalization, reclassification, stock split or like change in its capitalization;

(iv) incur or commit to any capital expenditure materially in excess of the aggregate amount for the applicable period set forth in the capital expenditure budget therefor;

(v) incur Debt or create any Lien (other than Permitted Exceptions) on the assets of the Company;

(vi) enter into any agreement which would be deemed to be a Major Contract, or waive any material right under, or enter into a material amendment of, or otherwise terminate, any Major Contract;

(vii) enter into any transaction or agreement with any director or officer of the Company;

(viii) enter into any transaction with any Affiliate of the Company (other than a director or officer) outside the Ordinary Course of Business;

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(ix) enter into, modify or amend any employment or severance agreement or commitment to employ employees of the Company;

(x) make any change in any method of accounting for financial reporting, except for any such change after the Effective Date required by reason of a concurrent change in or interpretation of IFRS; or

(xi) authorize or enter into any commitment with respect to any of the foregoing.

5.5 Publicity. Any public announcement, whether by press release or otherwise, with respect to the subject matter of this Agreement shall be mutually approved by Buyer and Seller, except to the extent required by applicable Law, in which case prompt notice shall be delivered to the non-announcing Party.

5.6 [Intentionally Omitted].

5.7 Employee Matters.

(a) The Parties acknowledge and agree that as of the Closing, the Company shall have no employees; provided, that the Company shall have the right to receive the services of the Employees who are designated as “Secondees” pursuant to Section 5.7(c) below in accordance with the terms and provisions of the Secondment Agreement for the period of time specified therein.

(b) No provision of this Agreement shall create any third party beneficiary rights in any Employee, or any beneficiaries or dependents thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such Employee by Seller or under any benefit plan which Seller may maintain.

(c) By not later than one (1) Business Day prior to the Closing Date, Buyer shall furnish to Seller the list of those Employees identified in Section 3.15 of the Seller Disclosure Schedule who shall be designated as “Secondees” in Exhibit A to the Secondment Agreement.

5.8 Tax Matters.

(a) Tax Returns.

(i) Seller shall prepare or cause to be prepared and file or cause to be filed when due all Tax Returns (including amended returns and claims for refunds) for the Company for Tax Periods ending on or before the day immediately preceding the Closing Date, or, in Seller’s sole discretion, Seller may elect to have the Company prepare and file any such Tax Returns, and Buyer shall cause the Company to prepare and file any such Tax Returns at Seller’s request; provided, however, that, the preparing party shall make any such Tax Return

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

and the related work papers available to the other party at least twenty (20) Business Days prior to the due date (taking any extensions into account) for filing such Tax Return to provide the other party with a meaningful opportunity to analyze and comment on such Tax Return, and the preparing party shall accept and incorporate into such Tax Return any reasonable changes that the other party may request. Buyer shall prepare or cause to be prepared and file or cause to be filed when due all Tax Returns for the Company for any Tax Period that begins before and ends on or after the Closing Date (a “Straddle Period”); provided, however, that, the Buyer shall make any such Tax Return and the related work papers available to Seller at least twenty (20) Business Days prior to the due date (taking any extensions into account) for filing such Tax Return to provide Seller with a meaningful opportunity to analyze and comment on such Tax Return, and Buyer shall accept and incorporate into such Tax Returns any reasonable changes that Seller may request. Tax Returns filed pursuant to this Section 5.8(a)(i) shall be prepared in a manner consistent with prior tax accounting practices and methods of the Company except to the extent otherwise required by any Laws. The Parties agree that any deductions or other Tax benefits with respect to any bonus or other payments that relate to a Pre-Closing Tax Period shall be for the benefit of Seller. The Company shall remit all Taxes payable on Tax Returns filed pursuant to this Section 5.8(a)(i), and Seller shall reimburse the Company within ten (10) days after such Tax Returns are filed for Seller’s share of the excess of any Taxes for any Pre-Closing Tax Period which are payable with respect to such Tax Returns over the amounts of any applicable allowances or reserves relating thereto on (i) the Closing Date Balance Sheet, to the extent taken into account in determining the Buyer Note Amount, or (ii) the Financial Statements. Buyer’s and Seller’s share of Taxes payable with respect to Straddle Period Tax Returns shall be determined as though the taxable year of the Company terminated at the close of business on the day immediately preceding the Closing Date, except that real and personal property Taxes shall be prorated on a per diem basis; provided, that any increase in real or personal property Taxes that is directly due to actions taken by the Buyer or the Company on or following the Closing Date shall be allocated to the taxable period or portion of any Straddle Period, as applicable, that begins on the Closing Date.

(ii) Buyer shall file or cause to be filed when due all other Tax Returns that are required to be filed by or with respect to the Company after the Closing Date, and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

(iii) Any Tax refunds and any amounts credited against Taxes that are actually realized by or with respect to the Company on or after the Closing Date that relate to a Pre-Closing Tax Period, along with any excess amounts accrued or reserved for such Tax Periods or portions thereof on the Closing Date Balance Sheet or the Financial Statements that were not actually paid and applied towards such Tax Periods or portions thereof upon the filing of the related Tax Returns, shall be for the account of Seller, and Buyer shall pay over to Seller, or shall cause the Company to pay over to Seller, the amount of any such refund or credit paid to or otherwise actually realized by them within fifteen (15) days after receipt of such refund or utilization of such credit, and the amount of any such excess accruals or reserves within fifteen (15) days after the filing of any Tax Returns relating to such accruals or reserves.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(b) Cooperation on Tax Matters. Buyer, as and to the extent reasonably requested by Seller, and Seller, as and to the extent reasonably requested by Buyer, shall, and shall cause the Company to, cooperate fully in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes, including any Tax Claim. Such cooperation shall include the retention and (upon the request of Buyer or Seller, as applicable) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder or to testify at any proceeding. Seller and Buyer agree, and Buyer agrees to cause the Company (i) to retain all books and records with respect to Tax matters relating to the Company for any Tax Period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) for the respective Tax Period, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give Buyer or Seller, as applicable, reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer or Seller so requests, Seller and Buyer shall, and Buyer shall cause the Company to, allow Buyer or Seller, as the case may be, to take possession of such books and records. Buyer and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated by this Agreement).

(c) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne and paid in equal parts by Buyer and Seller, regardless of the Person liable for such Taxes under Law. Seller shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Buyer shall join in the execution of any such Tax Returns and other documentation.

(d) Tax Treatment; Purchase Price Allocation. Seller and Buyer agree that the purchase of the Interests from Seller shall be treated as a purchase of all the assets of the Company for federal and state income Tax purposes. Each of Seller and Buyer shall: (i) be bound by the Purchase Price Allocation for all purposes, (ii) prepare and file (and cause their respective Affiliates to prepare and file) all Tax Returns, including Internal Revenue Service Form 8594, on a basis consistent with the Purchase Price Allocation, (iii) take no position (and cause their respective Affiliates to take no position) inconsistent with the Purchase Price Allocation on any such Tax Return or in any proceeding before any Tax Authority relating to the foregoing or otherwise; and (iv) take no action and make no omission (and cause their respective Affiliates to take no action and make no omission) that could cause the Purchase Price Allocation to be invalidated by a Governmental Authority or otherwise. In the event that the Purchase Price Allocation is audited or disputed by any Tax Authority or otherwise, the Party receiving notice thereof shall promptly notify the other Party. The Parties acknowledge and confirm that the Purchase Price Allocation was determined at arm’s-length based on fair market values.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

5.9 Assistance and Records. Buyer shall retain, and cause the Company to retain, all books and records relating to the conduct of its business prior to the Closing Date for a period of at least six (6) years after the Closing Date. Seller shall have the right during normal business hours, upon reasonable advance notice to Buyer, to inspect and make copies of any such records in order to prepare its financial statements, Tax Returns and other documents and reports that Seller or any of its Affiliates might be required to file with Governmental Authorities, all at the sole cost and expense of Seller.

5.10 Certain Acknowledgments. Buyer acknowledges that it will, subject to Seller’s express representations, warranties, covenants and obligations under this Agreement, acquire the Company in “as is” condition, with all faults, in reliance upon Buyer’s inspection thereof. Except for the express representations and warranties set forth in ARTICLE III of this agreement, Seller does not make any other representation or warranty of any kind whatsoever, written or oral, concerning or with respect to the interests or the business, assets or liabilities of the Company, the transactions contemplated by this Agreement or any other matter, whether express, statutory or implied, including any representation or warranty concerning or with respect to (a) the value, nature, quality of condition, or state of repair of the Company’s assets, (b) the compliance of the Company, or any real property leased by the Company, with applicable law, or (c) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of any personal or real property owned or leased by the Company. Buyer hereby acknowledges that Seller has not made, and Seller expressly disclaims and negates, and Buyer hereby expressly waives, the implied warranty of habitability, the implied warranty of merchantability, the implied warranty of fitness for a particular purpose and, except as expressly set forth in this Agreement, all express or implied warranties relating to the quality of or otherwise relating to the physical condition of the assets of the Company and any other representation or warranty, express or implied, at common law, by statute or otherwise relating to, and Buyer hereby expressly waives and relinquishes any and all rights, claims and causes of action against Seller and its Affiliates and representatives (including employees) in connection with, the accuracy, completeness or materiality of any information, data or other materials (written or oral) heretofore furnished to Buyer or its Affiliates or representatives by or on behalf of the Company or Seller. Without limiting the generality of the foregoing, representations, warranties and covenants contained herein made by or on behalf of a Party are made solely and exclusively by or on behalf of such Party and not by or on behalf of such Party’s representatives (including employees) or any other Person. For the purpose of clarifying the waivers contained in this Section 5.10, Buyer does not waive any rights with respect to claims of fraud or intentional misrepresentation.

5.11 Disclaimer Regarding Financial Data and Projections. In connection with Buyer’s investigation of the Company, Buyer has received from Seller,

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

the Company and the representatives thereof certain financial data, projections and other forecasts, business plan information and forward looking statements including those relating to the Company and its Business, assets and liabilities (but excluding the Financial Statements). Buyer acknowledges that (a) there are uncertainties inherent in attempting to make any projections, or other forecasts, forward looking statements or plans, (b) Buyer is familiar with such uncertainties, (c) Buyer is taking sole responsibility for making its own evaluation of all such financial data (but excluding the Financial Statements), projections and other forecasts, forward looking statements and plans so furnished to it, and (d) Buyer shall have no claim against any Person (including, without limitation, Seller or any of its Affiliates) with respect thereto. Accordingly, except as expressly set forth in Section 3.7 with respect to the Financial Statements, Buyer acknowledges and understands that Seller has not made, and is not making, any representation or warranty with respect to such financial data, projections, forecasts, forward looking statements or plans.

5.12 [*CONFIDENTIAL*] Escrow Holdback.

(a) [*CONFIDENTIAL*]

(b) [*CONFIDENTIAL*]

(c) [*CONFIDENTIAL*]

(d) [*CONFIDENTIAL*]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(e) [*CONFIDENTIAL*] and Holdback Release Dates are as follows:

(i) [*CONFIDENTIAL*]

Holdback Release Date:	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

(ii) [*CONFIDENTIAL*]:

Holdback Release Date:	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

(f) The Holdback shall be deposited and held in an interest bearing escrow account (the “Escrow Account”) with Union Bank, N.A. (or other reputable commercial bank having a branch in Los Angeles, California that is mutually agreed to by Seller and Buyer) (the “Escrow Bank”) pursuant to a commercially reasonable escrow agreement on terms and conditions reasonably satisfactory to the Parties providing for the release of funds from such account in the manner set forth in this Section 5.12. The fees and expenses of the Escrow Bank shall be borne equally by Seller and Buyer.

(g) Any portion of the Holdback that is released to the Buyer in accordance with this Section 5.12 shall be treated as an adjustment to purchase price for all purposes.

5.13 Further Assurances. The Parties shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other Party may reasonably request in order to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby. In addition, at Buyer’s request and expense, Seller (i) shall render such assistance as may be reasonably necessary in connection with the preparation of both “pro forma” and audited financial statements with respect to the transactions contemplated by this Agreement to the extent required under the securities laws of the United States for inclusion in the securities filings of the Buyer’s parent company, (ii) shall provide or make available to Buyer such records or information reasonably necessary in connection with the preparation of such financial statements as are in Seller’s possession or under its control, and (iii) shall instruct its independent certified public accountants to provide reasonable assistance with Buyer in connection with Buyer’s preparation of such financial statements. For the avoidance of doubt, such assistance with the preparation of such financial statements (including assistance of the Seller’s independent certified public accountants) shall be at the Buyer’s sole cost and expense, and Seller shall not be required to incur any out-of-pocket costs in connection therewith. The provisions of Section 10.4 shall apply with respect to any confidential information that is provided in connection with rendering such assistance.

5.14 Estimated Closing Balance Sheet. On or before March 16, 2012, Seller shall deliver to Buyer an estimated balance sheet of the Company prepared in good faith as of the day immediately preceding the Closing Date which shall set forth the estimated Net Assets as of such date.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

ARTICLE VI

CONDITIONS TO BUYER’S OBLIGATIONS

The obligation of Buyer to consummate the Equity Purchase and the other transactions contemplated by this Agreement, and to take the other actions to be taken by Buyer at Closing, is subject to the fulfillment or waiver of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of Seller contained in ARTICLE III of this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, Material Adverse Effect and similar qualifications, which representations and warranties shall be true and correct in all respects) on and as of the Effective Date (unless the inaccuracy or inaccuracies as of the Effective Date which would otherwise result in a failure of this condition has or have been cured as of the Closing) and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made as of a certain date, which need only be true and correct in all material respects or true and correct, as the case may be, as of such date).

6.2 Covenants. Seller shall have complied in all material respects with all of its covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

6.3 Litigation. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or challenges the validity or legality of the Equity Purchase or the other transactions contemplated by this Agreement (each, a “Governmental Prohibition”), and no Person shall have instituted any action, suit or proceeding seeking any Governmental Prohibition that, if enacted, issued, promulgated, enforced or entered, would, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by the Seller of the Seller’s obligations hereunder or the consummation of the transactions contemplated hereby.

6.4 Governmental Approvals. Without limiting Section 5.1 and subject to Buyer’s compliance therewith, all the material notices, reports, registrations and other filings with, and all material consents, approvals and authorizations from, any Governmental Authority shall have been made or obtained, as the case may be.

6.5 Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect to the Business shall have occurred and be continuing.

6.6 [*CONFIDENTIAL*]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

6.7 Seller’s Closing Deliveries. Seller shall have delivered, or cause to be delivered, to Buyer the deliveries set forth in Section 2.7.

ARTICLE VII

CONDITIONS TO SELLER’S OBLIGATIONS

The obligation of Seller to consummate the Equity Purchase and the other transactions contemplated by this Agreement, and to take the other actions to be taken by Seller at the Closing, is subject to the fulfillment or waiver of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Buyer contained in ARTICLE IV of this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the Effective Date (unless the inaccuracy or inaccuracies as of the Effective Date which would otherwise result in a failure of this condition has or have been cured as of the Closing) and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made as of a certain date, which need only be true and correct in all material respects or true and correct, as the case may be, as of such date).

7.2 Covenants. Buyer shall have complied in all material respects with all of its covenants and obligations required to be performed by Buyer under this Agreement at or prior to the Closing Date.

7.3 Litigation. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Prohibition, and no Person shall have instituted any action, suit or proceeding seeking any Governmental Prohibition that, if enacted, issued, promulgated, enforced or entered, would, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by Buyer of Buyer’s obligations hereunder or the consummation of the transactions contemplated hereby.

7.4 Governmental Approvals. Without limiting Section 5.1 and subject to Seller’s compliance therewith, all the notices, reports, registrations and other filings with, and all consents, approvals and authorizations from, any Governmental Authority shall have been made or obtained, as the case may be, except for any such filings and approvals the failure of which to make or obtain would not, individually or in the aggregate, prohibit, restrict or delay, in any material respect, the performance by any Party of its respective obligations hereunder or the consummation of the transactions contemplated hereby.

7.5 Buyer’s Closing Deliveries. Buyer shall have delivered, or cause to be delivered, to Seller the deliveries set forth in Section 2.8.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

ARTICLE VIII

TERMINATION

8.1 Generally. This Agreement may be terminated by written notice given at or prior to the Closing Date in the manner hereinafter provided as follows:

(a) by mutual written consent of Buyer and Seller at any time prior to the Closing Date;

(b) by either Buyer or Seller, as the case may be, (i) if the Closing has not occurred on or before the Target Date or (ii) if the terminating Party’s conditions to the Closing cannot reasonably be satisfied by the Target Date, provided, that, no Party may terminate this Agreement pursuant to this Section 8.1(b) if such Party has failed to comply with its obligations under this Agreement in any material respect and has not adequately cured such failure on or before the Target Date;

(c) by Buyer if Seller is in breach of this Agreement in any material respect and (i) has failed to cure such breach within thirty (30) days of the receipt by Seller of written notice of such breach from Buyer to the extent such breach is reasonably capable of being cured in such period or (ii) if such breach cannot reasonably be cured by Seller within such thirty (30)-day period, Seller has either failed to commence the curing of such breach within such thirty (30)-day period or thereafter failed to use its commercially reasonable efforts to cure such breach as promptly as practicable;

(d) by Seller, if Buyer is in breach of this Agreement in any material respect and (i) has failed to cure such breach within thirty (30) days of the receipt by Buyer of written notice of such breach from Seller to the extent such breach is reasonably capable of being cured in such period or (ii) if such breach cannot reasonably be cured by Buyer within such thirty (30)-day period, Buyer has either failed to commence the curing of such breach within such thirty (30)-day period or thereafter failed to use its commercially reasonable efforts to cure such breach as promptly as practicable;

(e) [*CONFIDENTIAL*]

(f) [*CONFIDENTIAL*]

8.2 Effect of Termination. The rights of termination under Section 8.1 are in addition to any other rights the Parties may have under this Agreement and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Section 5.12 (Cooperation), Section 5.5 (Publicity) and ARTICLE X (Miscellaneous) shall survive the termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, (a) if this Agreement is terminated by Buyer because of a breach of this Agreement by Seller or

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

because one or more of the conditions to Buyer’s obligations to consummate the Equity Purchase and the other transactions contemplated by this Agreement is not satisfied as a result of Seller’s failure to comply with its obligations under this Agreement, Buyer’s right to pursue remedies (consistent with this Agreement) shall survive such termination unimpaired and shall not be limited by ARTICLE IX, and (b) if this Agreement is terminated by Seller on behalf of Seller because of a breach of this Agreement by Buyer or because one or more of the conditions to Seller’s obligations to consummate the Equity Purchase and the other transactions contemplated by this Agreement is not satisfied as a result of Buyer’s failure to comply with its obligations under this Agreement, Seller’s right to pursue remedies (consistent with this Agreement) shall survive such termination unimpaired and shall not be limited by ARTICLE IX.

ARTICLE IX

INDEMNIFICATION

9.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for the fourteen (14) -month period immediately following the Closing Date, and immediately following the last day of such survival period, such representations and warranties shall expire automatically, except that (a) the representations and warranties contained in Section 3.1 (Ownership of Equity), Section 3.2 (Authority and Enforceability), Section 3.5 (Organization and Good Standing), Section 3.6 (Capitalization), Section 4.1 (Organization and Good Standing) and Section 4.2 (Authority and Enforceability) shall survive in perpetuity with respect only to the matters addressed therein and (b) the representations and warranties contained in Section 3.14 (Taxes) shall survive as to any claim or Tax covered by such representation or warranty until the expiration of the applicable statute of limitations for such claim or Tax. If written notice of a specific claim has been given in accordance with Section 9.2(c) prior to the expiration of the applicable representation, warranty, covenant or agreement, then the applicable representation, warranty, covenant or agreement shall survive only as to such specified claim, until such claim has been finally resolved. The covenants and agreements set forth in this Agreement shall survive until performed.

9.2 General Indemnification.

(a) Seller. From and after the Closing, Seller shall indemnify, defend, save and hold harmless Buyer and (without duplication) its Affiliates, successors and assigns and each of the foregoing’s respective officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) from and against any and all Damages arising out of, resulting from or incident to (i) the breach of any representation or warranty made by Seller under ARTICLE III (other than Section 3.14, which is addressed in Section 9.3); (ii) the breach of any covenant or agreement by Seller (other than any covenant or agreement contained in Section 5.8, which is addressed in Section 9.3) contained in and relating specifically to this Agreement; or (iii) the Excluded Assets and Excluded Liabilities; provided, that, (y) Seller shall not have any

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

obligation hereunder with respect to any breach set forth in clause (i) or clause (ii) above unless the Buyer Indemnified Parties have made a claim for indemnification with respect to such breach pursuant to Section 9.2(c) with respect to a breach of a representation or warranty, prior to the expiration of such representation or warranty as set forth in Section 9.1; and (z) the sole recourse of any Buyer Indemnified Party for any and all Damages arising out of, resulting from or incident to matters set forth in Section 3.14 and Section 5.8 shall be controlled by Section 9.3.

(b) By Buyer. From and after the Closing, Buyer shall indemnify, defend, save and hold harmless Seller and its Affiliates and each of the foregoing’s respective officers, directors, employees and agents (collectively, the “Seller Indemnified Parties”) from and against any and all Damages arising out of, resulting from or incident to (i) the breach of any representation or warranty made by Buyer in ARTICLE IV, or (ii) the breach of any covenant or agreement by Buyer (other than any covenant or agreement contained in Section 5.8, which is addressed in Section 9.3) contained in and relating specifically to this Agreement; provided, that, (y) Buyer shall not have any obligation hereunder with respect to any breach set forth in clause (i) or clause (ii) above unless the Seller Indemnified Parties have made a claim for indemnification with respect to such breach pursuant to Section 9.2(c) with respect to a breach of a representation or warranty, prior to the expiration of such representation or warranty as set forth in Section 9.1; and (z) the sole recourse of any Seller Indemnified Party for any and all Damages arising out of, resulting from or incident to matters set forth in Section 5.8 shall be controlled by Section 9.3.

(c) Procedure. Any Party seeking indemnification under this Section 9.2 or under Section 9.3 (an “Indemnified Party”) shall give the Party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the Party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2 or under Section 9.3. The liability of an Indemnifying Party under this Section 9.2 or under Section 9.3 with respect to Damages arising from claims of any third party which are subject to the indemnification provided for in this Section 9.2 or under Section 9.3 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions (except as otherwise provided in Section 9.3(d) with respect to any Tax Claim): if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within twenty (20) days of the receipt by the Indemnified Party of such notice; provided, that, the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 9.2 or under Section 9.3, except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, that, if there exists a material conflict of interest (other than one that is of a monetary nature) that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party; provided, further, that, the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together (except to the extent that local counsel is necessary or advisable for the conduct of such action or proceeding, in which case the Indemnifying Party shall also pay the reasonable fees and expenses of one such local counsel). If the Indemnifying Party shall not assume the defense of any Third Party Claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate; provided, that, in settling any action in respect of which indemnification is payable under this ARTICLE IX, it shall act reasonably and in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Third Party Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party.

(d) Definition of Damages. The term “Damages” means any and all costs, losses, Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of Third Party Claims), including, without limitation, reasonable attorneys’ fees and amounts paid in investigation, defense or settlement of any of the foregoing. The calculation of Damages recoverable by an Indemnified Party under this Agreement shall take into account the adjustments and limitations set forth in Section 9.4. For purposes of calculating the amount of any Damages incurred by any Indemnified Party arising out of or resulting from any breach of any representation or warranty (but not for purposes of determining whether a breach of any representation or warranty has occurred), references to any materiality or Material Adverse Effect qualifications or limitations or the like shall be disregarded. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE REQUIRED TO INDEMNIFY OR HOLD HARMLESS ANY OTHER PARTY OR OTHERWISE COMPENSATE ANY OTHER PARTY FOR DAMAGE WITH RESPECT TO MENTAL OR EMOTIONAL

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

DISTRESS, EXEMPLARY, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, RESTITUTION, LOST PROFITS, DAMAGE TO REPUTATION OR THE LIKE (UNLESS A PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY AS A RESULT OF A THIRD PARTY CLAIM IN WHICH CASE SUCH DAMAGES SHALL BE CONSIDERED OUT-OF-POCKET DAMAGES), AND INSTEAD INDEMNIFIABLE DAMAGES SHALL BE LIMITED TO OUT-OF-POCKET DAMAGES ACTUALLY SUFFERED AND SUSTAINED BY SUCH INDEMNIFIED PARTY.

9.3 Tax Indemnification.

(a) From and after the Closing, Seller shall indemnify, defend, save and hold harmless the Buyer Indemnified Parties from and against, without duplication:

(i) any and all Damages arising out of, resulting from or incident to the breach of any representation or warranty made by Seller pursuant to Section 3.14; provided, that, Seller shall not have any obligation hereunder with respect to any such breach unless the Buyer Indemnified Parties have made a claim for indemnification pursuant to this Section 9.3 with respect to such breach prior to the expiration of such representation or warranty as set forth in Section 9.1; and

(ii) any and all Damages arising out of, resulting from or incident to any breach by Seller of any covenant contained in Section 5.8, provided, that, Seller shall not have any obligation hereunder with respect to any such breach unless the Buyer Indemnified Parties have made a claim for indemnification pursuant to this Section 9.3 with respect to such breach.

(b) From and after the Closing, Buyer shall indemnify, defend, save and hold harmless the Seller Indemnified Parties from and against, without duplication, any and all Damages arising out of, resulting from or incident to the breach by Buyer of any covenant contained in Section 5.8, provided, that, Buyer shall not have any obligation hereunder with respect to any such breach unless the Seller Indemnified Parties have made a claim for indemnification pursuant to this Section 9.3 with respect to such breach.

(c) If a claim shall be made by any Tax Authority with respect to Taxes, which, if successful, might result in an indemnity payment to a party pursuant to this Section 9.3 (a “Tax Claim”), the provisions set forth in Section 9.2(c) (subject to Section 9.3(d)) shall apply.

(d) With respect to any Tax Claim relating to a Tax Period ending on or prior to the day immediately preceding the Closing Date, Seller shall control all proceedings and make all decisions relating to such Tax Claim (including selection of counsel) at its expense; provided, that, Buyer shall have the right to participate in any such Tax Claim that may adversely affect the Buyer or the Company for any periods ending on or after the Closing Date, at Buyer’s

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

expense. Seller shall promptly notify Buyer if Seller decides not to control the defense or settlement of any Tax Claim which it is entitled to control pursuant to this Agreement, and Buyer shall thereupon be permitted to defend and settle such proceeding; provided, that, Seller shall have the right to participate in any such Tax Claim that may adversely affect the Seller, at Seller’s expense. Proceedings relating to any Tax Claim for a Straddle Period shall be governed under the provisions set forth in Section 9.2(c). Notwithstanding anything in this Agreement to the contrary, no Party shall agree to settle or compromise, or cause to be settled or compromised, any Tax Claim if such settlement or compromise would adversely affect the other Party or its Affiliates, without such other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

9.4 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

(a) no amount shall be payable by Seller pursuant to Section 9.2(a)(i) until the aggregate amount of all claims for Damages brought by the Buyer Indemnified Parties that are indemnifiable pursuant to such Section exceeds $750,000 (the “Deductible Amount”), and then only for the amount by which such Damages exceed the Deductible Amount; provided, that, the Deductible Amount shall not apply to claims for Damages arising out of, resulting from or incident to breaches by Seller of its representations and warranties set forth in Section 3.1 (Ownership of Equity), Section 3.2 (Authority and Enforceability), Section 3.5 (Organization and Good Standing), Section 3.6 (Capitalization) and Section 3.19 (Brokers and Finders), which breaches shall be indemnified against in their entirety (but shall not count for purposes of determining whether aggregate Damages have exceeded the Deductible Amount);

(b) no amount shall be payable by Buyer pursuant to Section 9.2(b)(i) until the aggregate amount of all claims for Damages brought by the Seller Indemnified Parties that are indemnifiable pursuant to such Section exceeds the Deductible Amount and then only for the amount by which such Damages exceed the Deductible Amount; provided, that, the Deductible Amount shall not apply to claims for Damages arising out of, resulting from or incident to breaches by Buyer of its representations and warranties set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Authority and Enforceability) and Section 4.6 (Brokers and Finders), which breaches shall be indemnified against in their entirety (but shall not count for purposes of determining whether aggregate Damages have exceeded the Deductible Amount);

(c) the maximum aggregate amount of Damages for which indemnity may be recovered by the Buyer Indemnified Parties from Seller (i) pursuant to Section 9.2(a)(i) shall be an amount equal to Five Million Dollars ($5,000,000), and (ii) pursuant to Section 9.3(a)(i) or 9.3(a)(ii) shall be an amount equal to the Fixed Payment; provided, that, the indemnity cap set forth in clause (i) shall not apply to Damages arising out of, resulting from or incident to breaches by Seller of its representations and warranties set forth in Section 3.1 (Ownership of Equity), Section 3.2 (Authority and Enforceability), Section 3.5 (Organization and Good Standing), Section 3.6 (Capitalization) and Section 3.19 (Brokers and Finders), which breaches shall be indemnified against in their entirety (and shall not be subject to such indemnity cap);

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(d) the maximum aggregate amount of Damages for which indemnity may be recovered by the Seller Indemnified Parties from Buyer (i) pursuant to Section 9.2(b)(i) shall be an amount equal to Five Million Dollars ($5,000,000), and (ii) pursuant to Section 9.3(b) shall be an amount equal to the Fixed Payment;

(e) the amount of any Damages claimed by any Buyer Indemnified Party hereunder shall be net of any allowances and reserves provided in (i) the Financial Statements that are specifically identified with respect thereto, or (ii) the Closing Date Balance Sheet and taken into account in determining the Buyer Note Amount;

(f) the amount of any Damages claimed by any Buyer Indemnified Party hereunder shall be net of any net cash proceeds of any insurance, indemnity, contribution or other payments or recoveries of a like nature with respect thereto (it being agreed that, promptly after the realization of any such reductions of Damages pursuant hereto, such Buyer Indemnified Party shall reimburse Seller for such reduction in Damages for which such Buyer Indemnified Party was indemnified prior to the realization of such reductions of Damages);

(g) an Indemnified Party shall not be entitled under this Agreement to multiple recovery for the same Damages;

(h) in determining the amount of indemnification due under this ARTICLE IX, all payments shall be reduced by any Tax benefit recognized by the Indemnified Party on account of the underlying claim. A Tax benefit will be considered to be recognized by the Indemnified Party for purposes of this Section 9.4(h) in the Tax Period in which the indemnity payment occurs; and

(i) if an Indemnified Party recovers Damages from an Indemnifying Party under Section 9.2, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party with respect to such recovered Damages subject to the subrogation rights of any insurer providing insurance coverage under one of the Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy.

9.5 Exclusive Remedy. Absent fraud or intentional misrepresentation, from and after the Closing, (a) the remedies contained in this ARTICLE IX shall be the sole and exclusive remedy of any Party or indemnitee hereunder for monetary recovery, including damages (whether based on contract, tort or any other theory) and, to the extent permitted by Law, each Party and indemnitee agrees not to make, and releases any right it may have to make, any other claim for monetary recovery under any applicable Law, including securities laws to the extent waivable, in connection with (i) any untruth or inaccuracy in any representation or breach of any warranty in this Agreement or any

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

related certificates or other documents delivered pursuant to this Agreement, (ii) any failure by a Party to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed by such Party, and (iii) any act or omission concerning any Interest, the Company, or the subject matter of this Agreement (or for any statement or representation about any of the foregoing), in each case except in accordance with the provisions of this ARTICLE IX, and (b) indemnification with respect to Taxes shall be governed solely by Section 9.3 and 9.4.

9.6 Mitigation. Each Indemnified Party will use commercially reasonable efforts to mitigate any Damages for which it may claim indemnification under this ARTICLE IX.

ARTICLE X

MISCELLANEOUS

10.1 Incorporation by Reference. Each Exhibit and Schedule attached hereto and referred to herein is incorporated in this Agreement by reference and shall be considered part of this Agreement as if fully set forth herein, unless this Agreement expressly otherwise provides.

10.2 Notices. All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given (a) when received, if delivered personally, (b) on the second (2nd) Business Day after deposit with FedEx or other generally recognized overnight courier service of national standing (providing proof of delivery) for overnight delivery with proper fees prepaid or (c) on the Business Day on which it is sent by facsimile or email during the recipient’s regular business hours (or on the next Business Day after transmission if sent after the recipient’s regular business hours) with confirmed receipt the day of transmission, with a copy promptly sent in accordance with the provisions of the preceding clause (a) or (b), to the Parties at the following addresses or facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

If to Buyer:

Gaiam Americas, Inc.

833 West South Boulder Rd.

Louisville, CO 80027-2452

Attention: Lynn Powers, Chief Executive Officer

With a copy to:

Gaiam Americas, Inc.

833 West South Boulder Rd.

Louisville, CO 80027-2452

Email: john.jackson@gaiam.com

Attention: John Jackson, Vice President

and to:

Brownstein Hyatt Farber Schreck, LLP

410 17th Street, Suite 2200

Denver, Colorado 80202

Facsimile: (303) 223-1111

E-Mail: tromer@bhfs.com and kmacdonald@bhfs.com

Attention: Tom Romer and Kristin Macdonald

If to Seller:

c/o Universal Music Group

2220 Colorado Avenue

Santa Monica, California 90404

Attention: Executive Vice President, Business and Legal Affairs

Telephone: (310) 865-4163

Email:         Neil.Nagano@umusic.com

Facsimile:   (310) 865-1405

With a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071-1560

Telephone: (213) 683-9100

Facsimile:  (213) 683-4087

Email: Kevin.Masuda@mto.com

Attention: Kevin S. Masuda

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

10.3 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the other agreements and written understandings referred to herein or otherwise entered into by the Parties on the date hereof, the Confidentiality Agreement and the Exclusivity Letter, constitute the entire agreement and understanding of the Parties, and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any Party or by any director, officer, employee, agent, Affiliate or representative of any Party. There are no representations, warranties, covenants, agreements, obligations or understandings, oral or written, with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein. In the event of any conflict or inconsistency between this Agreement and the Confidentiality Agreement, this Agreement shall control.

10.4 Confidentiality. The disclosure of confidential or proprietary information between Seller, the Company and their respective representatives, on the one hand, and Buyer and its representatives, on the other hand, shall be governed by the terms and conditions of the Confidentiality Agreement.

10.5 Governing Law; Waiver of Jury Trial.

(a) This Agreement, the rights and obligations of the Parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the transactions contemplated hereby (whether based on contract, tort, or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by and interpreted, construed and determined in accordance with, the internal Laws of the State of California (without regard to any conflicts of law provision that would require the application of the Law of any other jurisdiction).

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10.6 Consent to Jurisdiction; Venue. Each Party irrevocably submits to the non-exclusive jurisdiction of and venue in the courts of the State of California and of the United States sitting in the City of Los Angeles, California, in connection with any such proceeding, and waives any objection based on forum non conveniens.

10.7 Transaction Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Seller shall pay its own and the Company’s, and the Buyer shall pay its own, fees, costs and expenses incident to the negotiation, preparation, drafting, execution, delivery, performance and closing of this Agreement and the transactions contemplated hereby, including the fees and expenses of its own counsel, accountants and other experts.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

10.8 Exclusivity Letter. The Parties hereby acknowledge and agree that the Exclusivity Letter Agreement dated February 17, 2011 between Buyer and Seller (the “Exclusivity Letter”) is hereby amended to extend the end of the “Exclusivity Period” (as defined in the Exclusivity Letter) from the date stated therein to the earlier of (a) the Closing Date, or (b) the termination of this Agreement.

10.9 Amendments. This Agreement may only be amended or modified by a written document signed by Buyer and Seller. Until such an amendment is signed by the Buyer and Seller, any other agreements, understandings, writings or oral promises or representations that are at odds with the terms of this Agreement will be of no effect and will not be binding upon them.

10.10 Assignments; No Third Party Rights.

(a) Buyer may not assign any of its rights, interest or obligations under this Agreement other than to an Affiliate without the prior written consent of Seller (which consent may be granted or withheld in Seller’s sole discretion) and any purported assignment without such consent shall be void; provided, that, in the event of any such assignment to an Affiliate, Buyer shall remain liable for the performance of its obligations hereunder.

(b) Seller may not assign any of their rights, interest or obligations under this Agreement without the prior written consent of Buyer (which consent may be granted or withheld in Buyer’s sole discretion) and any purported assignment without such consent shall be void.

(c) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and the Indemnified Persons, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement, except as expressly set forth herein. This Agreement and all of its provisions and conditions are binding upon, are for the sole and exclusive benefit of, and are enforceable by the Parties and the Indemnified Persons and their respective successors and permitted assigns.

10.11 Enforcement of this Agreement. The Parties agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default and to other equitable relief, including specific performance, with bond or other security being required.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

10.12 Waiver.

(a) To the extent permitted by applicable Law: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party against whom enforcement of any such waiver or renunciation is sought; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(b) The rights and remedies of the Parties are cumulative and not alternative. Except where a specific period for action or inaction is provided in this Agreement, neither the failure nor any delay on the part of any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a Party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances. Any extension of time or other indulgence granted to any Party will not otherwise alter or affect any power, remedy or right with respect to any other Party, or the obligations of the Party to whom such extension or indulgence is granted.

10.13 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless such a construction would be unreasonable.

10.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. The Parties acknowledge that each will be relying upon the timely performance by the others of their obligations hereunder as a material inducement to each Party’s execution of this Agreement.

10.15 Disclosure Schedules. The Seller Disclosure Schedules are intended to qualify the representations and warranties made by Seller in this Agreement and as such, shall not be deemed to broaden in any way the scope or effect of any such representation or warranty. Any fact or item which is disclosed in any section or sections

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

of the Seller Disclosure Schedules in such a way as to make its relevance reasonably apparent on its face to any other representation(s) made in the Agreement or to the information called for by any other section(s) of the Seller Disclosure Schedules shall be deemed to be an exception to such representation(s) or to be disclosed on such other section(s), as the case may be, notwithstanding the omission of a reference or cross reference thereto.

10.16 Construction. Each and every provision of this Agreement and any related agreements and documents reflect a negotiated outcome and, as such, shall be construed such that the Parties participated jointly and equally in the drafting of the same. Any rule of construction providing that a document or provision should be construed in the light least favorable to the drafting Party shall be inapplicable to this Agreement or any related agreement or document. Every term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party.

10.17 Headings. The headings used in this Agreement have been inserted for convenience of reference only, and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

10.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The execution and delivery of this instrument by facsimile or electronically (e.g., PDF format) of the signature of the Party or an officer of a Party shall constitute due execution and delivery by that Party and shall bind that Party to the terms and conditions contained herein.

10.19 Independent Counsel. BY SIGNING THIS AGREEMENT, EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT SUCH PARTY (A) HAS READ THIS AGREEMENT CAREFULLY, (B) IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, (C) HAS BEEN, OR HAS HAD THE OPPORTUNITY TO BE, REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF SUCH PARTY’S OWN CHOOSING REGARDING THE NEGOTIATION OF THIS AGREEMENT AND SUCH PARTY’S RIGHTS AND OBLIGATIONS HEREUNDER, AND (D) FULLY UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED HEREIN.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “[*CONFIDENTIAL*]” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have entered into and signed this Agreement as of the date and year first above written.

BUYER:

GAIAM AMERICAS, INC.

By:	/s/ John R Jackson
Name: John R Jackson
Title: Vice President

SELLER:

UNIVERSAL MUSIC GROUP DISTRIBUTION, CORP.

By:	/s/ Charles Ciongoli
Name: Charles Ciongoli
Title: EVP/CFO